REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Shareholders and Board of Trustees
Rivus Bond Fund
Armonk, New York


In planning and performing our audit of the financial
statements of the Rivus Bond Fund (the "Fund"), (formerly
the 1838 Bond-Debenture Trading Fund) for the year ended
March 31, 2007, in accordance with the standards of the
Public Company Accounting Oversight Board (United States),
we considered its internal control over financial
reporting, including control activities for safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion on the
financial statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Funds' internal control
over financial reporting.   Accordingly, we express no such
opinion.

The management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting.   In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.   A
company's internal control over financial reporting is a
process designed to provide reasonable assurance regarding
the reliability of financial reporting and the preparation
of financial statements for external purposes in accordance
with generally accepted accounting principles.   Such
internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of
a control does not allow management or employees, in the
normal course of performing their assigned functions, to
prevent or detect misstatements on a timely basis.   A
significant deficiency is a control deficiency, or
combination of control deficiencies, that adversely affects
the company's ability to initiate, authorize, record,
process or report financial data reliably in accordance
with generally accepted accounting principles such that
there is more than a remote likelihood that a misstatement
of the company's annual or interim financial statements
that is more than inconsequential will not be prevented or
detected.   A material weakness is a significant
deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.







Shareholders and Board of Trustees
Rivus Bond Fund
Page Two




Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be
significant deficiencies or material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States).   However, we noted no
deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2007.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of the Rivus Bond Fund and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 27, 2007